Exhibit 5.2

August 6, 2018

SM Energy Company
1775 Sherman Street, Suite 1200
Denver, Colorado 80203

RE:                           Registration Statement on Form S-3 for SM Energy Company

Ladies and Gentlemen:

We have acted as counsel to SM Energy Company, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, of (i) an unlimited amount of debt securities, in one or more series, consisting of notes or other evidences of indebtedness of the Company (the “Debt Securities”) and (ii) an indeterminate number of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock” and together  with the Debt Securities, the “Securities”).  This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.  The Securities will be offered in amounts, at prices, and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each, a “Prospectus Supplement”) to the prospectus contained in the Registration Statement (the “Prospectus”).

As the basis for the opinions hereinafter expressed, we have examined such statutes, corporate records and documents of the Company, certificates of officers of the Company and public officials, and other instruments and documents as we deemed relevant or necessary for the purposes of the opinions set forth below, including, but not limited to:

1.                                      the Registration Statement and the Prospectus; and

2.                                      the indenture dated as of May 21, 2015 (the “Base Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

In making our examination, we have assumed (i) that all signatures on documents examined by us are genuine, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the original documents of all documents submitted to us as certified, conformed, electronic or photostatic copies, (iv) that each individual signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity, (v) that each individual signing in a representative capacity any document reviewed by us had legal capacity to sign in such capacity, (vi) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed; (vii) that the Registration Statement and the organizational documents of the Company, each as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of the opinions rendered herein; (viii) the accuracy, completeness and authenticity of certificates of public officials; and (ix) that any securities issuable upon conversion, exchange, redemption or exercise of any of the Securities being offered will be duly authorized, created, and if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise.

We have also assumed that (a) any execution and delivery by the Company of, and the performance by the Company of its obligations under, a Definitive Purchase Agreement (as defined below) will not (i) violate, conflict with, result in a breach of, or require any consent under, the By-Laws, or other organizational documents of the Company or applicable laws with respect to the Company; (ii) violate any requirement or restriction imposed by any order, writ, judgment, injunction, decree, determination, or award of any court or governmental body having jurisdiction over the Company or any of its assets; or (iii) constitute a breach or violation of any agreement or instrument that is binding upon the Company, (b) the Company has the legal capacity, power, and authority to enter into, deliver, and perform its obligations under a Definitive Purchase Agreement, and (c) each Definitive Purchase Agreement will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with the terms of each Definitive Purchase Agreement.  We have also assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinions expressed below.  We have relied upon a certificate and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

In connection with the opinions hereinafter expressed, we have assumed that:

(i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with applicable law;

(ii) a Prospectus Supplement will comply with applicable law and have been prepared and filed with the Commission describing any securities offered thereby at such time;

(iii) the Securities will be issued and sold in compliance with federal and state securities laws and in the manner stated in the Registration Statement and any appropriate Prospectus Supplement;

(iv) all corporate or other action required to be taken by the Company to duly authorize each proposed issuance of the Securities and any related documentation (including the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in our opinion set forth below) shall have been duly completed and shall remain in full force and effect;

(vi) a definitive underwriting, purchase, or other similar agreement (a “Definitive Purchase Agreement”) with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company;

(vii) at the time of the execution, authentication, issuance, and delivery of any Securities, any applicable indenture and amendment and/or supplement thereto (collectively, the “Indenture”) will be the valid and legally binding obligation of the trustee and shall have been duly qualified under the Trust Indenture Act of 1939; and

(viii) at the time of the execution, authentication, issuance, and delivery of any Debt  Securities, the Indenture will comply with law and a related supplemental indenture will have been duly authorized, executed, and delivered by the Company.

Based on the foregoing and on such legal considerations as we deem relevant, and subject to the limitations, qualifications, exceptions, and assumptions set forth herein and in reliance on the statements of fact contained in the documents we have examined, we are of the opinion that, with respect to the Debt Securities, upon (a) the terms and conditions of such Debt Securities having been duly established in accordance with the terms and conditions of the Indenture, (b) any such Indenture having been duly executed and delivered by the Company and the trustee, and (c) such Debt Securities having been executed (in the case of certificated Debt Securities), delivered, and authenticated in accordance with the terms of the Indenture and issued and sold for the consideration set forth in the applicable Definitive Purchase Agreement, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinion expressed herein are qualified in the following respects:

(A)                               Our opinion set forth above is subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers; and (ii) general equitable principles, including the concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable remedies (whether considered in a proceeding in equity or at law).

(B)                               The opinions expressed herein are limited in all respects to the law of the State of New York and the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdiction.

(C)                               We express no opinions concerning the validity or enforceability of any provisions contained in the Securities, the Indenture or any other document governing the Debt Securities that purport to (i) waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; (ii) allow indemnification to the extent that such provisions purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws;

(iii) waive the right to a jury trial; or (iv) waive any stay, extension or usury laws or any unknown future rights.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

MAYER BROWN LLP